EX.99.D.1

                                 UMB SCOUT FUNDS

                          INVESTMENT ADVISORY AGREEMENT


         THIS INVESTMENT ADVISORY AGREEMENT made between UMB Scout Funds, a Delaware statutory trust (the "Trust"), on behalf of the various series listed on Exhibit A hereto, as such exhibit may be amended from time to time (each such series is referred to as a "Fund" and collectively as, the "Funds"), and Scout Investment Advisors, Inc., a Missouri corporation (the "Advisor").

         WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statement under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser perform various management, statistical, research, investment advisory and other services for the Fund; and,

         WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering investment advisory, counseling and supervisory services to investment companies and desires to provide these services to the Trust.

         NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

         1. Employment of the Advisor. The Trust hereby employs the Advisor to manage the investment and reinvestment of each Fund's assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Advisor hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent any Fund or the Trust in any way or otherwise be deemed an agent of any Fund or the Trust.

         2. Obligations of and Services to be Provided by the Advisor. The Advisor undertakes to provide the services hereinafter set forth and to assume the following obligations:

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                  A. Investment Advisory Services.

                     (a) The Advisor shall manage each Fund's assets subject to and in accordance with the investment objectives and policies of the Fund and any directions that the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Advisor shall make all determinations with respect to the investment of each Fund's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's investment securities shall be exercised. The Advisor shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of (i) the decisions made with respect to the investment of the Fund's assets and the purchase and sale of its investment securities, (ii) the reasons for such decisions, and (iii) the extent to which those decisions have been implemented.

                     (b) The Advisor, subject to and in accordance with any directions that the Trust's Board of Trustees may issue from time to time, shall place, in the name of each Fund, orders for the execution of the Fund's securities transactions. When placing such orders, the Advisor shall seek to obtain the best net price and execution for the Fund, but this requirement shall] not be deemed to obligate the Advisor to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the Fund and the Advisor. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Fund will benefit, directly or indirectly, by doing so, the Advisor may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage\ and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker.

                     (c) The Advisor shall render regular reports to the Trust, on a quarterly basis, of how much total brokerage business has been placed by the Advisor, on behalf of the Fund, with brokers in various categories and the manner in which the allocation has been accomplished.

                     (d) Decisions on proxy voting shall be made by the Advisor (or any Sub-Advisor) unless the Board of Trustees determines otherwise. Subject to the foregoing, pursuant to its authority, Advisor shall have the power to vote, either in person or by proxy, all securities in which a Fund may be invested from time to time, and shall not be required to seek or take instructions from the Fund with respect thereto. Advisor shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits

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involving securities presently or formerly held in the Fund, or the issuers thereof, including actions involving bankruptcy.

                  B. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials. The Advisor, its officers and employees will make available and provide accounting and statistical information required by a Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Fund may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

                  C. Other Obligations and Services. The Advisor shall make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Fund and its investment activities.

                  D. Delegation of Services. Subject to the requisite approval of Fund's shareholders the Advisor may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisors") to perform some or all of the services for the Fund for which it is responsible under this Agreement. The Advisor will compensate any Sub-Advisor for its services to the Fund. The Advisor may terminate the services of any Sub-Advisor at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Advisor unless and until a successor Sub-Advisor is selected and the requisite approval of the Fund's shareholders is obtained. The Advisor will continue to have responsibility for all advisory services furnished by any Sub-Advisor.

         3. Expenses of the Funds. It is understood that each Fund will pay all of its own expenses other than those expressly assumed by the Advisor herein, which expenses payable by the Fund shall include:

                  A. Fees and expenses paid to the Advisor as provided herein;

                  B. Expenses of all audits by independent public accountants;

                  C. Expenses of fund administration and accounting agent, transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of its shares;

                  D. Expenses of obtaining quotations for calculating the value of the Fund's net assets;

                  E. Salaries and other compensation of executive officers of the Trust who are not officers, directors, stockholders or employees of the Advisor or its affiliates; provided however, that the Fund may bear its proportionate share of the cost of any chief compliance officer even if such officer is an officer, director, stockholder or employee of the Advisor or its affiliates;

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                  F. Taxes levied against the Fund;

                  G. Brokerage fees and commissions in connection with the purchase and sale of securities for the Fund;

                  H. Costs, including the interest expense, of borrowing money;

                  I. Costs incident to meetings of the Board of Trustees and shareholders of the Fund, reports to the Fund's shareholders, the filing of reports with regulatory bodies and the maintenance of the Fund's and the Trust's legal existence;

                  J. Legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

                  K. Trustees' fees and expenses to trustees who are not directors, officers, employees or stockholders of the Advisor or any of its affiliates;

                  L. Costs and expense of registering and maintaining the registration of the Trust and its shares under federal and any applicable state laws; including the printing and mailing of prospectuses to its shareholders;

                  M. Trade association dues;

                  N. The Fund's pro rata portion of fidelity bond, errors and omissions, and trustees and officer liability insurance premiums; and

                  O. The Fund's portion of the cost of any proxy voting service used on its behalf.

         4. Compensation of the Advisor. Each Fund shall pay, on a monthly basis, an advisory fee in cash to the Advisor based upon an annual percentage of the value of the Fund's average daily net assets, calculated as set forth in Exhibit B hereto, as such exhibit may be amended from time to time, as compensation for the services rendered and obligations assumed by the Advisor during the preceding month.

The Advisor may agree to voluntarily or contractually reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to voluntarily or contractually make payments to limit expenses that are the responsibility of a Fund under this Agreement. Except as specifically agreed to under a contractual arrangement, any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Advisor hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld and any Fund expense paid by the Advisor pursuant to a contractual or voluntary expense limitation arrangement shall be reimbursed by the Fund to the Advisor in the first, second, or third (or any combination thereof)

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fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Advisor had agreed.

If this Agreement is terminated prior to the end of any month, the accrued advisory fee shall be paid to the date of termination.

         5. Activities of the Advisor. The services of the Advisor to the Fund hereunder are not to be deemed exclusive, and the Advisor and any of its affiliates shall be free to render similar services to others.

         6. Liabilities of the Advisor.

                  A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Advisor, its officers and employees, the Advisor shall not be subject to liability to the Trust or any Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

                  B. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or director or officer of the Advisor, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         7. Renewal and Termination.

                  A. This Agreement shall not become effective as to any Fund until it is approved by the vote of a majority of the outstanding voting securities of that Fund, and thereafter shall continue in effect for two (2) years, unless sooner terminated as hereinafter provided and shall continue in effect thereafter for periods not exceeding one (1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement (other than as Trustees of the Trust) or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the Agreement.

                  B. This Agreement:

                     (i) may at any time be terminated as to a Fund without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on sixty
(60) days' written notice to the Advisor;

                     (ii) shall immediately terminate with respect to any Fund in the event of its assignment; and

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                     (iii) may be terminated as to any Fund by the Advisor on
sixty (60) days' written notice to the Trust.

                  C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

                  D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

         8. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 1st day of April 2005.


UMB Scout Funds, on behalf of the series listed on Exhibit A


By:    /S/ C. Warren Green
       ----------------------------------

Title: Treasurer
       ----------------------------------



Scout Investment Advisors, Inc.


By:    /S/ William B. Greiner
       ----------------------------------

Title: President
       ----------------------------------


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                                    EXHIBIT A


UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Small-Cap Fund
UMB Scout Worldwide Fund
UMB Scout Bond Fund
UMB Scout Kansas Tax-Exempt Bond Fund
UMB Scout Money Market Fund-Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund

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                                    EXHIBIT B

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           FUND                                ADVISORY FEE

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UMB Scout Stock Fund         0.60% for the first $1 billion of annual average
                               daily net assets 0.575% for annual average daily net assets over $1 billion

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UMB Scout Growth Fund        0.60% for the first $1 billion of annual average
                               daily net assets 0.575% for annual average daily net assets over $1 billion

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UMB Scout Small Cap Fund     0.75% for the first $1 billion of annual average
                               daily net assets 0.65% for annual average daily net assets over $1 billion

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UMB Scout WorldWide Fund     0.80% for the first $1 billion of annual average
                               daily net assets
                             0.70% for annual average daily net assets over
                               $1 billion

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UMB Scout Bond Fund          0.57% for the first $1 billion of annual average
                               daily net assets
                             0.52% for annual average daily net assets over
                               $1 billion

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UMB Scout Money Market       0.30% of annual average daily net assets
Fund - Federal Portfolio

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UMB Scout Money Market       0.34% of annual average daily net assets
Fund - Prime Portfolio

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UMB Scout Tax-Free           0.30% of annual average daily net assets
Money Market Fund

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UMB Scout Kansas Tax-        0.30% for the first $1 billion of annual average
Exempt Bond Fund               daily net assets
                             0.25% for annual average daily net assets over
                               $1 billion
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